UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 19, 2011

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition.

The registrant’s press release dated April 19, 2011, regarding its financial results for the period ended March 31, 2011, including consolidated financial statements for the period ended March 31, 2011, is Attachment I of this Form 8-K.  Attachment II are the slides for IBM’s Chief Financial Officer Mark Loughridge’s first quarter earnings presentation on April 19, 2011, as well as certain reconciliation and other information (“Non-GAAP Supplementary Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Loughridge’s presentation. All of the information in Attachment I and II is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 19, 2011

	By:	/s/ James J. Kavanaugh

James J. Kavanaugh
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2011 FIRST-QUARTER RESULTS

•                 Diluted EPS:

—  GAAP: $2.31, up 17 percent;

—  Operating (non-GAAP): $2.41, up 21 percent;

•                 Revenue: $24.6 billion, up 8 percent, up 5 percent adjusting for currency;

•                 Net income:

—  GAAP: $2.9 billion, up 10 percent;

—  Operating (non-GAAP): $3.0 billion, up 13 percent;

•                 Pre-tax income:

—  GAAP: $3.8 billion, up 9 percent;

—  Operating (non-GAAP): $4.0 billion, up 12 percent;

•                 Gross profit margin:

—  GAAP: 44.1 percent, up 0.5 points;

—  Operating (non-GAAP): 44.5 percent, up 0.8 points;

•                 Software revenue excluding divested PLM operations up 10 percent, 8 percent adjusting for currency; 6 percent including PLM, 4 percent adjusting for currency;

•                 Systems and Technology revenue up 19 percent, 16 percent adjusting for currency;

•                 System z mainframe revenue up 41 percent; MIPS up 34 percent;

•                 Services revenue up 6 percent, 3 percent adjusting for currency;

•                 Services backlog of $142 billion, up $8 billion;

•                 Growth markets revenue up 18 percent, 12 percent adjusting for currency;

•                 Business analytics revenue up 20 percent;

•                 Smarter Planet revenue up 20 percent;

•                 Cloud revenue 5 times first-quarter 2010 revenue;

•                 Full-year 2011 Operating (non-GAAP) EPS expectations raised to at least $13.15 from at least $13.00.

ARMONK, N.Y., April 19, 2011 . . . IBM (NYSE: IBM) today announced first-quarter 2011 diluted earnings of $2.31 per share, compared with diluted earnings of $1.97 per share in the first quarter of 2010, an increase of 17 percent.  Operating (non-GAAP) diluted earnings were $2.41 per share, compared with operating diluted earnings of $2.00 per share in the first quarter of 2010, an increase of 21 percent.

First-quarter net income was $2.9 billion compared with $2.6 billion in the first quarter of 2010, an increase of 10 percent.  Operating (non-GAAP) net income was $3.0 billion compared with $2.6 billion in the first quarter of 2010, an increase of 13 percent.

Total revenues for the first quarter of 2011 of $24.6 billion increased 8 percent (5 percent, adjusting for currency) from the first quarter of 2010.

“We delivered a strong first quarter with revenue growth across hardware, software and services and with more than 40 countries growing in double digits.  We continued to see excellent momentum in our growth initiatives - smarter planet, cloud, business analytics, and growth markets - which bring together the full value of the IBM  portfolio,” said Samuel J. Palmisano, IBM chairman, president and chief executive officer.  “We achieved broad-based margin improvement, while our cash flow and strong financial position enabled us to continue to return value to our shareholders.

“On the strength of this performance, we are raising our full-year 2011 operating earnings per share expectations to at least $13.15.”

First-Quarter GAAP — Operating (non-GAAP) Reconciliation

First-quarter operating (non-GAAP) diluted earnings exclude $0.10 per share of charges: $0.09 per share for the amortization of purchased intangible assets and other acquisition-related charges, and $0.01 per share for retirement-related charges driven by changes to plan assets and liabilities primarily related to market performance.

Full-Year 2011 Expectations

IBM raised its expectations for full-year 2011 GAAP diluted earnings per share to at least $12.73 from at least $12.56; and operating (non-GAAP) diluted earnings per share to at least $13.15 from at least $13.00.  The 2011 operating (non-GAAP) earnings exclude $0.42 per share of charges for amortization of purchased intangible assets, other acquisition-related charges, and retirement-related charges driven by changes to plan assets and liabilities primarily related to market performance.

Geographic Regions

The Americas’ first-quarter revenues were $10.3 billion, an increase of 9 percent (8 percent, adjusting for currency) from the 2010 period.  Revenues from Europe/Middle East/Africa were $7.8 billion, up 3 percent (2 percent, adjusting for currency).  Asia-Pacific revenues increased 12 percent (4 percent, adjusting for currency) to $5.9 billion.  OEM revenues were $600 million, up 13 percent compared with the 2010 first quarter.

Growth Markets

Revenues from the company’s growth markets increased 18 percent (12 percent, adjusting for currency).  Revenues in the BRIC countries — Brazil, Russia, India and China — increased 26 percent (22 percent, adjusting for currency).  Growth markets revenue represents 21 percent of IBM’s total geographic revenue for the first quarter.

Services

Total Global Services revenues increased 6 percent (3 percent, adjusting for currency).  Global Technology Services segment revenues increased 6 percent (3 percent, adjusting for currency) to $9.9 billion.  Global Business Services segment revenues were up 7 percent (3 percent, adjusting for currency) at $4.7 billion.

Global Services pre-tax income increased to $1.9 billion, up 34 percent year over year.  Pre-tax income from Global Technology Services increased 29 percent and pre-tax margin increased to 12.2 percent (10 percent and 13.3 percent, respectively, when adjusted for workforce rebalancing charges in the first quarters of 2010 and 2011).  Global Business Services pre-tax income increased 44 percent and pre-tax margin increased to 13.0 percent (19 percent and 14.0 percent, respectively, when adjusted for workforce rebalancing charges in the first quarters of 2010 and 2011).

The estimated services backlog at March 31 was $142 billion, up $8 billion year over year at actual rates ($1.5 billion, adjusting for currency).

Software

Revenues from the Software segment were $5.3 billion, an increase of 6 percent (4 percent, adjusting for currency), or 10 percent (8 percent, adjusting for currency) excluding the first-quarter 2010 divestiture of the Product Lifecycle Management operations (PLM), compared with the first quarter of 2010.  Software pre-tax income of $1.7 billion was down 18 percent (up 9 percent when adjusted for the gain on the sale of IBM’s PLM operations in first-quarter 2010 and for workforce rebalancing charges in the first quarters of 2010 and 2011) year over year.

Revenues from IBM’s key middleware products, which include WebSphere, Information Management, Tivoli, Lotus and Rational products, were $3.3 billion, an increase of 16 percent (14 percent, adjusting for currency) versus the first quarter of 2010.  Operating systems revenues of $542 million increased 9 percent (7 percent, adjusting for currency) compared with the prior-year quarter.

Revenues from the WebSphere family of software products increased 51 percent year over year.  Information Management software revenues increased 13 percent.  Revenues from Tivoli software increased 8 percent.  Revenues from Lotus software increased 1 percent, and Rational software increased 5 percent.

Revenues from the company’s business analytics operations across services and software segments increased 20 percent.

Hardware

Revenues from the Systems and Technology segment totaled $4.0 billion for the quarter, up 19 percent (16 percent, adjusting for currency) from the first quarter of 2010.  Systems and Technology pre-tax income was $132 million, an increase of $329 million.

Systems revenues increased 18 percent (16 percent, adjusting for currency).  Revenues from System z mainframe server products increased 41 percent compared with the year-ago period.  Total delivery of System z computing power, as measured in MIPS

(millions of instructions per second), increased 34 percent.  Revenues from Power Systems increased 19 percent compared with the 2010 period.  Revenues from System x increased 13 percent.  Revenues from System Storage increased 10 percent, and revenues from Retail Store Solutions increased 18 percent year over year.  Revenues from Microelectronics OEM increased 23 percent.

Financing

Global Financing segment revenues decreased 4 percent (6 percent, adjusting for currency) in the first quarter to $516 million.  Pre-tax income for the segment increased 22 percent to $519 million.

***

The company’s total gross profit margin was 44.1 percent in the 2011 first quarter compared with 43.6 percent in the 2010 first-quarter period.  Total operating (non-GAAP) gross profit margin was 44.5 percent in the 2011 first quarter compared with 43.7 percent in the 2010 first-quarter period, with increases in Systems and Technology and Software.

Total expense and other income increased 9 percent to $7.0 billion compared with the prior-year period.  SG&A expense of $5.8 billion increased 3 percent year over year compared with prior-year expense.  RD&E expense of $1.6 billion increased 5 percent compared with the year-ago period.  Intellectual property and custom development income increased to $262 million compared with $261 million a year ago.  Other (income) and expense was income of $202 million compared with prior-year income of $545 million.  Interest expense increased to $93 million compared with $82 million in the prior year.

Total operating (non-GAAP) expense and other income increased 8 percent to $7.0 billion compared with the prior-year period.  Operating (non-GAAP) SG&A expense of $5.7 billion increased 2 percent year over year compared with prior-year expense.  Operating (non-GAAP) RD&E expense of $1.6 billion increased 4 percent compared with the year-ago period.

Pre-tax income increased 9 percent to $3.8 billion, and pre-tax margin was 15.5 percent, up 0.1 points.  Operating (non-GAAP) pre-tax income increased 12 percent to $4.0 billion and pre-tax margin was 16.2 percent, up 0.6 points.

IBM’s tax rate was 25.0 percent, down 1 point year over year; operating (non-GAAP) tax rate was also 25.0 percent, down 0.8 points.

Net income margin increased 0.3 points to 11.6 percent.  Operating (non-GAAP) net income margin increased 0.6 points to 12.1 percent.

The weighted-average number of diluted common shares outstanding in the first-quarter 2011 was 1.24 billion compared with 1.32 billion shares in the same period of 2010.  As of March 31, 2011, there were 1.21 billion basic common shares outstanding.

Debt, including Global Financing, totaled $30.3 billion, compared with $28.6 billion at year-end 2010.  From a management segment view, Global Financing debt totaled $23.7 billion versus $22.8 billion at year-end 2010, resulting in a debt-to-equity ratio of 7.0 to 1.  Non-global financing debt totaled $6.5 billion, an increase of $712 million since year-end 2010, resulting in a debt-to-capitalization ratio of 25.1 percent from 22.6 percent.

IBM ended the first-quarter 2011 with $13.2 billion of cash on hand and generated free cash flow of $0.8 billion, down approximately $600 million year over year primarily due to net income tax payments.  The company returned $4.8 billion to shareholders through $0.8 billion in dividends and $4.0 billion of share repurchases.  The balance sheet remains strong, and the company is well positioned to support the business over the long term.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and corporate IT spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; breaches of data security; fluctuations in financial results and purchases, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impacts of relationships with critical suppliers and business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels; the company’s ability to successfully manage acquisitions and alliances; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Q, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results and expectations —

•  presenting operating (non-GAAP) earnings per share amounts and related income statement items;

•  presenting non-global financing debt-to-capitalization ratio;

•  adjusting for free cash flow;

•  adjusting for currency (i.e., at constant currency);

•  adjusting for workforce rebalancing charges;

•  excluding divested PLM operations.

The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the first-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplementary Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  Investors may participate by viewing the Webcast at www.ibm.com/investor/1q11.  Presentation charts will be available on the Web site shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended March 31,
			Percent
	2011	2010*	Change

REVENUE

Global Technology Services	$9,863	$9,306	6.0%
Gross profit margin	33.8%	34.2%

Global Business Services	4,710	4,410	6.8%
Gross profit margin	27.4%	27.2%

Software	5,308	5,018	5.8%
Gross profit margin	87.0%	85.6%

Systems and Technology	4,019	3,385	18.7%
Gross profit margin	37.8%	33.1%

Global Financing	516	537	-4.0%
Gross profit margin	53.5%	49.8%

Other	190	200	-4.6%
Gross profit margin	-93.3%	-45.6%

TOTAL REVENUE	24,607	22,857	7.7%

GROSS PROFIT	10,858	9,976	8.8%
Gross profit margin	44.1%	43.6%

EXPENSE AND OTHER INCOME

S,G&A	5,826	5,677	2.6%
Expense to revenue	23.7%	24.8%

R,D&E	1,587	1,509	5.2%
Expense to revenue	6.4%	6.6%

Intellectual property and custom development income	(262)	(261)	0.3%
Other (income) and expense	(202)	(545)	-62.9%
Interest expense	93	82	13.1%

TOTAL EXPENSE AND OTHER INCOME	7,041	6,462	9.0%
Expense to revenue	28.6%	28.3%

INCOME BEFORE INCOME TAXES	3,817	3,515	8.6%
Pre-tax margin	15.5%	15.4%

Provision for income taxes	954	914	4.4%
Effective tax rate	25.0%	26.0%

NET INCOME	2,863	2,601	10.1%

Net income margin	11.6%	11.4%

EARNINGS PER SHARE OF COMMON STOCK:
ASSUMING DILUTION	$2.31	$1.97	17.3%
BASIC	$2.34	$2.00	17.0%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING(M’s):

ASSUMING DILUTION	1,240.0	1,321.6
BASIC	1,222.2	1,301.2

* Segment gross profit margins in 2010 reclassified to conform with 2011 presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At	At
	March 31,	December 31,
(Dollars in Millions)	2011	2010

ASSETS

Current Assets:
Cash and cash equivalents	$12,763	$10,661
Marketable securities	482	990
Notes and accounts receivable - trade (net of allowances of $328 in 2011 and $324 in 2010)	10,148	10,834
Short-term financing receivables (net of allowances of $318 in 2011 and $342 in 2010)	14,365	16,257
Other accounts receivable (net of allowances of $12 in 2011 and $10 in 2010)	1,145	1,134
Inventories, at lower of average cost or market:
Finished goods	548	432
Work in process and raw materials	2,001	2,018

Total inventories	2,549	2,450
Deferred taxes	1,695	1,564
Prepaid expenses and other current assets	4,376	4,226

Total Current Assets	47,524	48,116

Plant, rental machines, and other property	40,765	40,289
Less: Accumulated depreciation	26,557	26,193

Plant, rental machines, and other property - net	14,208	14,096
Long-term financing receivables (net of allowances of $39 in 2011 and $58 in 2010)	10,254	10,548
Prepaid pension assets	3,788	3,068
Deferred taxes	3,076	3,220
Goodwill	25,408	25,136
Intangible assets - net	3,324	3,488
Investments and sundry assets	5,380	5,778

Total Assets	$112,960	$113,452

LIABILITIES AND EQUITY

Current Liabilities:
Taxes	$2,531	$4,216
Short-term debt	8,508	6,778
Accounts payable	6,747	7,804
Compensation and benefits	4,446	5,028
Deferred income	12,820	11,580
Other accrued expenses and liabilities	5,336	5,156

Total Current Liabilities	40,387	40,562

Long-term debt	21,749	21,846
Retirement and nonpension postretirement benefit obligations	15,995	15,978
Deferred income	3,724	3,666
Other liabilities	8,330	8,226

Total Liabilities	90,185	90,279

Equity:
IBM Stockholders’ Equity:
Common stock	46,278	45,418
Retained earnings	94,590	92,532
Treasury stock — at cost	(100,078)	(96,161)
Accumulated other comprehensive income/(loss)	(18,119)	(18,743)

Total IBM stockholders’ equity	22,671	23,046

Noncontrolling interests	104	126

Total Equity	22,776	23,172

Total Liabilities and Equity	$112,960	$113,452

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended
	March 31,
(Dollars in Millions)	2011	2010

Net Cash from Operating Activities per GAAP:	$3,792	$4,437

Less: the change in Global Financing (GF) receivables	1,936	2,101

Net Cash from Operating Activities (Excluding GF receivables)	1,856	2,335

Capital expenditures, net	(1,058)	(904)

Free Cash Flow (Excluding GF receivables)	798	1,432

Acquisitions	(51)	(824)
Share repurchase	(4,045)	(4,017)
Dividends	(795)	(718)
Non-GF debt	1,027	341
Other (includes GF receivables, GF debt)	4,660	3,789

Change in Cash, Cash Equivalents and Short-term Marketable Securities	$1,594	$3

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	FIRST-QUARTER 2011
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin

SEGMENTS

Global Technology Services	$9,863	$307	$10,170	$1,238	12.2%
Y-T-Y change	6.0%	-4.1%	5.7%	29.3%

Global Business Services	4,710	200	4,910	640	13.0%
Y-T-Y change	6.8%	-1.5%	6.4%	43.6%

Software	5,308	830	6,138	1,735	28.3%
Y-T-Y change	5.8%	9.5%	6.3%	-18.4%

Systems and Technology	4,019	244	4,263	132	3.1%
Y-T-Y change	18.7%	40.7%	19.8%	nm

Global Financing	516	497	1,013	519	51.3%
Y-T-Y change	-4.0%	23.3%	7.7%	21.5%

TOTAL REPORTABLE SEGMENTS	24,416	2,078	26,494	4,264	16.1%
Y-T-Y change	7.8%	11.8%	8.1%	13.4%

Eliminations / Other	190	(2,078)	(1,887)	(447)

TOTAL IBM CONSOLIDATED	$24,607	$0	$24,607	$3,817	15.5%
Y-T-Y change	7.7%		7.7%	8.6%

nm — not meaningful

	FIRST-QUARTER 2010
				Pre-tax
	Revenue			Income/		Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)*		Margin*

SEGMENTS

Global Technology Services	$9,306	$320	$9,626	$957		9.9%

Global Business Services	4,410	203	4,613	445		9.7%

Software	5,018	758	5,776	2,127		36.8%

Systems and Technology	3,385	173	3,559	(197)		-5.5%

Global Financing	537	403	941	427		45.4%

TOTAL REPORTABLE SEGMENTS	22,657	1,858	24,515	3,760		15.3%

Eliminations / Other	200	(1,858)	(1,658)	(245	)**

TOTAL IBM CONSOLIDATED	$22,857	$0	$22,857	$3,515		15.4%

*   Reclassified to conform with 2011 presentation.

** Includes acquisition-related and non-operating retirement-related cost.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Unaudited, Dollars in millions except per share amounts)

	FIRST-QUARTER 2011
		Acquisition-	Retirement-
		Related	Related	Operating
	GAAP	Adjustments	Adjustments	(Non-GAAP)
Gross Profit	$10,858	$85	$14	$10,957
Gross Profit Margin	44.1%	0.3Pts	0.1Pts	44.5%
S,G&A	5,826	(76)	(10)	5,740
R,D&E	1,587	0	19	1,606
Total Expense & Other Income	7,041	(80)	10	6,971
Pre-Tax Income	3,817	165	4	3,986
Pre-Tax Income Margin	15.5%	0.7Pts	0.0Pts	16.2%
Provision for Income Taxes	954	48	(6)	997
Effective Tax Rate	25.0%	0.2Pts	-0.2Pts	25.0%
Net Income	2,863	117	10	2,990
Net Income Margin	11.6%	0.5Pts	0.0Pts	12.1%
Diluted Earnings Per Share	$2.31	$0.09	$0.01	$2.41

	FIRST-QUARTER 2010
		Acquisition-	Retirement-
		Related	Related	Operating
	GAAP	Adjustments	Adjustments	(Non-GAAP)
Gross Profit	$9,976	$55	$(35)	$9,996
Gross Profit Margin	43.6%	0.2Pts	-0.2Pts	43.7%
S,G&A	5,677	(61)	10	5,626
R,D&E	1,509	0	30	1,539
Total Expense & Other Income	6,462	(61)	40	6,441
Pre-Tax Income	3,515	116	(76)	3,556
Pre-Tax Income Margin	15.4%	0.5Pts	-0.3Pts	15.6%
Provision for Income Taxes	914	34	(31)	917
Effective Tax Rate	26.0%	0.1Pts	-0.3Pts	25.8%
Net Income	2,601	82	(45)	2,638
Net Income Margin	11.4%	0.4Pts	-0.2Pts	11.5%
Diluted Earnings Per Share	$1.97	$0.06	$(0.03)	$2.00

Contact:	IBM
Mike Fay, 914/499-6107
mikefay@us.ibm.com

John Bukovinsky, 732/618-3531
jbuko@us.ibm.com

ATTACHMENT II

1Q 2011 Earnings Presentation April 19, 2011

Forward Looking Statements and Non-GAAP Information Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company's current assumptions regarding future business and financial performance. Those statements by their nature address matters that are uncertain to different degrees. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. Any forward-looking statement made during this presentation speaks only as of the date on which it is made. The company assumes no obligation to update or revise any forward-looking statements. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together. In an effort to provide additional and useful information regarding the company’s financial results and other financial information as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, certain non-GAAP information including "operating earnings" and other "operating" financial measures. The rationale for management’s use of this non-GAAP information, the reconciliation of that information to GAAP, and other related information are included in supplementary materials entitled “Non-GAAP Supplementary Materials” that are posted on the Company’s investor relations web site at http://www.ibm.com/investor/1q11/ The Non-GAAP Supplementary Materials are also included as Attachment II to the Company’s Form 8-K dated April 19, 2011.

1Q 2011 Highlights Increasing 2011 Operating (Non-GAAP) EPS expectations to at least $13.15 8% revenue growth driven by: Double-digit growth in every hardware platform Software growth of 10% excluding PLM Outsourcing growth of 7% Momentum in growth initiatives Growth markets +12% yr/yr @CC Business analytics +20% yr/yr Continued margin expansion Returned $5B to shareholders +21% yr/yr $2.41 Operating (Non-GAAP) EPS +8%, 5% yr/yr @CC $24.6B Revenue Cloud revenue 5X yr/yr Smarter Planet +20% yr/yr

Key Financial Metrics 0.6 pts 16.2% PTI Margin 0.8 pts 25.0% Tax Rate 0.6 pts 12.1% NI Margin 0.8 pts 44.5% GP Margin B/(W) Yr/Yr 1Q11 P&L Ratios (Operating) 5% @CC 12% $4.0 PTI – Operating 21% $2.41 EPS – Operating 8% $24.6 Revenue B/(W) Yr/Yr 1Q11 P&L Highlights $ in Billions, except EPS 3.3 15.4 $15.7 Last 12 Mos. Cash Balance @ Mar. 31 Dividends Share Repurchase Free Cash Flow (excl GF Receivables) Cash Highlights 13.2 0.8 4.0 $0.8 1Q11

Revenue by Geography 3% 5% Major Markets 12% 18% Growth Markets 22% 26% BRIC Countries 2% 3% 7.8 Europe/ME/A 13% 13% 0.6 OEM 5% 8% $24.6 IBM 1Q11 4% 12% 5.9 Asia Pacific 8% 9% $10.3 Americas Rptd @CC $ in Billions APac +14% @CC OEM +13% U.S. +7% EMEA Canada/ LA Japan - 5% @CC Performance led by Growth Markets and North America B/(W) Yr/Yr

Revenue and Gross Profit Margin by Segment 44.5% 53.5% 37.8% 87.0% 27.4% 33.8% 1Q11 0.8 pts 3.7 pts 4.7 pts 1.5 pts 0.2 pts (0.5 pts) B/(W) Yr/Yr Pts 8%* 10%* 5.3 Software 1Q11 5% 8% $24.6 Total Revenue & Operating GP Margin (6%) (4%) 0.5 Global Financing 16% 19% 4.0 Systems & Technology 3% 7% 4.7 Global Business Services 3% 6% $9.9 Global Technology Services B/(W) Yr/Yr Rptd @CC $ in Billions Gross Profit Margin Revenue Strong revenue growth and margin expansion * Software revenue growth excludes PLM; growth including divested PLM is 6% as reported and 4% @CC

Expense Summary (4 pts) 1 pts 2 pts Base (4 pts) (1 pts) (8%) $7.0 Operating Expense & Other Income (13%) 0.1 Interest Expense (62%) (0.2) Other (Income)/Expense (3) Flat (0.3) IP and Development Income (5 pts) (1 pts) (4%) 1.6 RD&E – Operating (3 pts) (1 pts) (2%) $5.7 SG&A – Operating (2) Acq. (1) Currency B/(W) Yr/Yr 1Q11 $ in Billions B/(W) Yr/Yr Drivers Expense growth in line with revenue growth Includes acquisitions made in the last twelve months, net of non-operating acquisition-related charges Includes yr/yr decrease of $336M in workforce rebalancing Includes investment gain of $203M in 1Q11 and PLM gain of $591M in 1Q10 (1) (2) (3)

Pre-Tax Income by Segment 0.6 pts 16.2% 12% $4.0 Total Operating PTI 51.3% 3.1% 28.3% 13.0% 12.2% PTI % 5.8 pts 8.6 pts (8.6 pts) 3.4 pts 2.2 pts B/(W) Yr/Yr 5.8 pts 7.5 pts 0.6 pts 1.5 pts 0.5 pts B/(W) Yr/Yr w/o Unique Items* 19% 44% 0.6 Global Business Services 21% $0.3 9% 10% B/(W) Yr/Yr w/o Unique Items* 29% $1.2 Global Technology Services (18%) 1.7 Software 0.5 0.1 PTI $ 22% $0.3 B/(W) Yr/Yr Global Financing Systems & Technology $ in Billions * 1Q11 Workforce Rebalancing charge of $221M 1Q10 PLM gain of $591M (Software) and Workforce Rebalancing charge of $557M Segment PTI $ Segment PTI Margin Broad-based profit growth and margin expansion

0.5 pts excluding Unique Items 2.2 pts 12.2% PTI Margin @CC Rptd 1Q11 (0.5 pts) 33.8% Gross Margin (External) 3% 6% $9.9 Revenue (External) B/(W) Yr/Yr Services Segments Global Technology Services (GTS) Global Business Services (GBS) Improved revenue growth, profit growth and margin 1Q11 Revenues (% of Total Services) $ in Billions 1.5 pts excluding Unique Items 3.4 pts 13.0% PTI Margin @CC Rptd 1Q11 0.2 pts 27.4% Gross Margin (External) 3% 7% $4.7 Revenue (External) B/(W) Yr/Yr $ in Billions @CC Rptd GTS 1Q11 +$1.5B 2% 6% 1% 4% 3% +$8B Services Backlog $142B 6% Consulting & Systems Integration 10% GBS Outsourcing GBS Yr/Yr 1Q11 Revenue 4% Maintenance 7% Integrated Technology Services 6% GTS Outsourcing GTS Outsourcing 40% GBS C&SI 25% Maint. 13% ITS 15% GBS Outsourcing 7%

Software Segment 0.6 pts excluding Unique Items 4% 6% including PLM @CC Rptd 1Q11 (8.6 pts) 28.3% PTI Margin 1.5 pts 87.0% Gross Margin (External) 8% 10% $5.3 Revenue (External) - excluding PLM B/(W) Yr/Yr @CC Rptd 8% 7% 14% 3% (1%) 6% 11% 50% 10% Total Software excl. PLM 9% Total Middleware 16% Key Branded Middleware 5% Rational 1% Lotus Yr/Yr 1Q11 Revenue 8% Tivoli 13% Information Management 51% WebSphere Family 1Q11 Revenue (% of Total Software) Key Branded Middleware 61% Operating Systems 10% Other Middleware 21% Other 8% $ in Billions Branded Middleware grew 16%, represents 61% of total Software

Systems & Technology Segment 7.5 pts excluding Unique Items @CC Rptd 1Q11 8.6 pts 3.1% PTI Margin 4.7 pts 37.8% Gross Margin (External) 16% 19% $4.0 Revenue (External) B/(W) Yr/Yr $ in Billions 1Q11 Revenue (% of Total Sys & Tech) Servers 65% Storage 19% Micro OEM 12% RSS Yr/Yr 1Q11 Revenue 16% 23% 16% 17% 8% 10% 17% 38% @CC 19% Power Systems 18% Total Systems 19% Total Systems & Technology 23% Microelectronics OEM 18% Retail Store Solutions 10% Storage 13% System x Rptd 41% System z Double-digit growth in every brand

Cash Flow Analysis ($2.3) $1.6 $1.6 Change in Cash & Marketable Securities 3.5 2.3 (15.4) (3.2) 0.1 (5.9) 16.3 (4.0) 20.3 (0.7) $19.5 FY10 0.9 4.7 Other (includes GF A/R & GF Debt) 0.7 1.0 Non-GF Debt 0.0 (4.0) Share Repurchases (0.1) (0.8) Dividends 0.0 0.0 Divestitures 0.8 (0.1) Acquisitions (0.6) 0.8 Free Cash Flow (excluding GF Receivables) (0.2) (1.1) Net Capital Expenditures B/(W) Yr/Yr * 1Q11 (0.5) 1.9 Net Cash from Operations (excluding GF Receivables) (0.2) (1.9) Less: Global Financing Receivables ($0.6) $3.8 Net Cash from Operations $ in Billions * Net Cash from Operations and Free Cash Flow include ($0.8B) yr/yr impact from net income tax settlement payments

7.0 25% 22.8 90.2 30.3 23.7 6.5 59.9 113.0 32.3 67.4 $13.2 Mar. 11 7.0 23% 23.2 90.3 28.6 22.8 5.8 61.7 113.5 34.5 67.3 $11.7 Dec. 10 22.1 Equity 83.1 Total Liabilities 26.3 Total Debt 22.2 Global Financing Debt 4.1 Non-GF Debt* 7.0 Global Financing Leverage 18% 56.7 105.2 29.9 61.3 $14.0 Mar. 10 Non-GF Debt / Capital Other Liabilities Total Assets Global Financing Assets Non-GF Assets* Cash & Marketable Securities Balance Sheet Summary $ in Billions * Includes eliminations of inter-company activity

1Q10 Operating EPS Revenue Growth @ Actual Margin Expansion Share Repurchases 1Q11 Operating EPS Operating EPS Bridge – 1Q10 to 1Q11 $0.15 $2.00 $2.41 $0.11 $0.15

1Q 2011 Summary Increasing 2011 Operating (Non-GAAP) EPS expectations to at least $13.15 Revenue growth driven by transaction businesses and outsourcing Momentum in growth initiatives Growth markets +12% yr/yr @CC, 48% of 1Q geographic revenue growth Business analytics +20% Cloud revenue on track to double in 2011 Smarter planet +20% Continued margin expansion Leveraging strong financial position to return value to shareholders 2010 2015 $11.67 At least $20 Operating EPS

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Supplemental Materials Currency – Year/Year Comparison Supplemental Segment Information – Global Services Outsourcing Services Backlog Run Out Supplemental Segment Information – Systems & Technology, Software Global Financing Portfolio Revenue by Key Industry Sales Unit Cash Flow (FAS 95) Non-GAAP Supplementary Materials Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items, Constant Currency Cash Flow, Debt-to-Capital Ratio, Unique Items (PLM Sale and/or Workforce Rebalancing) Reconciliation of Operating Earnings Per Share GAAP to Operating (Non-GAAP) Bridge – 1Q 2011 GAAP to Operating (Non-GAAP) Bridge – 1Q 2010 Reconciliation of Free Cash Flow (excluding GF Receivables) Reconciliation of Revenue Growth Rates – Geographies, Segments Reconciliation of Revenue Growth – GTS Reconciliation of Yr/Yr Expense Drivers Reconciliation of Segment Pre-Tax Income / Margin Growth Reconciliation of Debt-to-Capital Ratio Reconciliation of Operating EPS Bridge 1Q10 to 1Q11 Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding Supplemental Materials

Currency – Year/Year Comparison 8% $24.6 Revenue As Reported 3 pts 0.6 Currency Impact 5% $24.0 Revenue @CC Yr/Yr (US$B) ~2-3 pts 0% 3% 5% 4Q11 ~6-7 pts 11% 8% 11% 2Q11 ~4-5 pts 4% 5% 9% 3Q11 82 0.62 0.70 4/18 Spot 3 pts 9% 3% (1%) Yr/Yr 1Q11 IBM Revenue Impact 82 Yen 0.62 Pound 0.73 Euro Yr/Yr @ 4/18 Spot Quarterly Averages per US $ Supplemental Materials

Supplemental Segment Information – 1Q 2011 (30%) (27%) $4.7 Outsourcing - GTS O/S, GBS O/S (AMS) (5%) (1%) 5.8 Transactional - ITS, Consulting & AMS SI (incl. US Federal) (18%) (14%) $10.5 Total Signings Backlog $ in Billions @CC Yr/Yr 1Q11 Global Services +~$1.5 +$8 $142 Total Backlog ~(0.5) +4 95 Outsourcing Backlog Signings $ in Billions @CC Yr/Yr 1Q11 Global Services Note: YTY signings growth reflects 2010 signings categories consistent with 2011 1% 4% Maintenance 3% 7% Total GBS 1% 4% Maintenance 4% 7% Integrated Tech Services 2% 6% GBS C&SI 4% 7% Total Outsourcing @CC Yr/Yr Global Services 3% 6% Total Transactional 3% 6% Total GTS Revenue Growth 6% 10% GBS Outsourcing 3% 6% GTS Outsourcing Supplemental Revenue Information Supplemental Backlog / Signings Information Supplemental Materials

Outsourcing Services Backlog Run Out As presented in the 4Q 2010 Earnings Presentation Revenue from Backlog +3% Yr/Yr @CC Revenue from 12/31/09 Backlog Projected Revenue from 12/31/10 Backlog Projected 2011 Revenue from Outsourcing Backlog +3% yr/yr @CC Revenue from base growth and new signings Revenue from Backlog Revenue from Base Growth Signings Revenue from New Signings Supplemental Materials 0 5 10 15 20 25 30 2010 2011 ($B)

Supplemental Segment Information – 1Q 2011 Share GP% @CC Yr/Yr Systems & Technology 16% 23% 16% 17% 8% 10% 17% 38% = = 19% Total Systems & Technology 23% Microelectronics OEM 18% Total Systems 18% Retail Store Solutions 10% Storage 13% System x Revenue Growth 19% Power Systems 41% System z 4% 6% Total Software incl. PLM Revenue Growth 8% 10% Total Software excl. PLM (20%) (19%) Other Software/Services 7% 9% Operating Systems 7% 9% Total Middleware (9%) (8%) Other Middleware 14% 16% Key Branded Middleware 3% 5% Rational (1%) 1% Lotus @CC Yr/Yr Software 6% 8% Tivoli 11% 13% Information Management 50% 51% WebSphere Family Supplemental Materials

22 Global Financing Portfolio 1Q11 4Q10 1Q10 Identified Loss Rate 1.2% 1.1% 1.9% Anticipated Loss Rate 0.3% 0.4% 0.4% Reserve Coverage 1.5% 1.5% 2.3% Client Days Delinquent Outstanding 3.3 2.4 3.3 Commercial A/R > 30 Days $25M $20M $49M 1Q11 – $23.9B Net External Receivables Supplemental Materials 26% 40% 18% 10% 4% 2% 0% 10% 20% 30% 40% 50% Aaa-A3 Baa1-Baa3 Ba1-Ba2 Ba3-B1 B2-B3 Caa-D Investment Grade 66% Non-Investment Grade 34%

 5% 8% $24.6 Total IBM 8% 10% 4.8 General Business 1Q11 5% 7% 2.3 Communications 2% 4% 2.4 Distribution (4%) (1%) 2.5 Industrial (1%) 1% 3.7 Public 10% 14% $7.3 Financial Services B/(W) Yr/Yr Rptd @CC Revenue by Key Industry Sales Unit $ in Billions General Business Comms Distribution Industrial Public Financial Services Supplemental Materials

Cash Flow (FAS 95) $0.3 (0.1) (3.4) 0.9 (4.0) (0.7) 0.5 (0.7) 1.0 (0.8) 0.0 (0.9) 4.4 2.1 (1.6) 0.2 1.2 $2.6 1Q10 $2.1 0.1 (2.3) 0.9 (4.0) (0.8) 1.6 0.5 1.6 (0.1) 0.0 (1.1) 3.8 1.9 (2.4) 0.2 1.2 $2.9 1Q11 Net Change in Cash & Cash Equivalents Working Capital / Other Effect of Exchange Rate changes on Cash Net Cash used in Financing Activities Common Stock Transactions - Other Common Stock Repurchases Dividends Debt, net of payments & proceeds Net Cash used in Investing Activities Marketable Securities / Other Investments, net Acquisitions, net of cash acquired Divestitures, net of cash transferred Capital Expenditures, net of payments & proceeds Net Cash provided by Operating Activities Global Financing A/R Stock-based Compensation Depreciation / Amortization of Intangibles Net Income from Operations $ in Billions Supplemental Materials

Non-GAAP Supplementary Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items Management presents certain financial measures excluding the effects of certain acquisition-related charges, non-operating retirement-related costs, and any related tax impacts. Management uses the term "operating" to describe this view of the company's financial results and other financial information. For acquisitions, these measures exclude the amortization of purchased intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable restructuring and related expenses, and tax charges related to acquisition integration. For retirement-related costs, the company has characterized certain items as operating and others as non-operating. The company includes service cost, amortization of prior service cost and the cost of defined contribution plans in its operating results. Non-operating retirement-related costs include interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements, multi-employer plan costs, pension insolvency costs, and other costs. Non-operating costs primarily relate to changes in pension plan assets and liabilities which are tied to market performance, and management considers these costs to be outside the operational performance of the business. Management’s calculation of these operating measures, as presented, may differ from similarly titled measures reported by other companies. Overall, management believes that providing investors with an operating view as described above provides increased transparency and clarity into both the operational results of the business and the performance of the company’s pension plans, improves visibility to management decisions and their impacts on operational performance, enables better comparison to peer companies, and allows the company to provide a long term strategic view of the business going forward. For the 2015 earnings per share roadmap, the company is utilizing an operating view to establish its objectives and track its progress. Effective January 1, 2011, the company’s segment financial results and performance reflect operating earnings, consistent with the company’s management and measurement system. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Supplemental Materials

Non-GAAP Supplementary Materials Cash Flow Management uses a free cash flow measure to evaluate the company’s operating results, plan share repurchase levels, evaluate strategic investments and assess the company’s ability and need to incur and service debt. The entire free cash flow amount is not necessarily available for discretionary expenditures. The company defines free cash flow as net cash from operating activities less the change in Global Financing receivables and net capital expenditures, including the investment in software. A key objective of the Global Financing business is to generate strong returns on equity, and increasing receivables is the basis for growth. Accordingly, management considers Global Financing receivables as a profit-generating investment, not as working capital that should be minimized for efficiency. Therefore, management includes presentations of both free cash flow and cash flow from operations that exclude the effect of Global Financing receivables. Debt-to-Capital Ratio Management presents its debt-to-capital ratio excluding the Global Financing business. A financing business is managed on a leveraged basis. The company funds its Global Financing segment using a debt-to-equity ratio target of approximately 7 to 1. Given this significant leverage, the company presents a debt-to-capital ratio which excludes the Global Financing segment debt and equity because the company believes this is more representative of the company’s core business operations. Unique Items (PLM Sale and/or Workforce Rebalancing) Management presents certain financial results excluding the effects of the company's PLM sale and/or workforce rebalancing. In March 2010, the company completed the sale of its activities associated with the sales and support of Dassault Systemes’ (Dassault) product lifecycle management (PLM) software, including customer contracts and related assets to Dassault. In addition, the company has taken certain charges in connection with workforce rebalancing actions. Management believes that presenting certain financial information without one or both of these items is more representative of the company’s operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful for investors. Supplemental Materials

Non-GAAP Supplementary Materials Reconciliation of Operating Earnings Per Share IBM Operating EPS (Non-GAAP) Acquisition-Related Charges * Amortization of Purchased Intangibles Other Acquisition-Related Charges Non-Operating Retirement-Related Charges IBM GAAP EPS Adjustments 2011 Expectations $13.15+ $12.73+ $0.38 $0.36 $0.03 $0.05 * Includes acquisitions as of 3/31/2011 The above serves to reconcile the Non-GAAP financial information contained in the “1Q 2011 Highlights” and “1Q 2011 Summary” discussion in the company’s earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplementary Materials GAAP to Operating (Non-GAAP) Bridge – 1Q 2011 6,971 10 (80) 7,041 Total Operating Expense & Other Income 997 (6) 48 954 Tax *** $2.41 $0.01 $0.09 $2.31 Diluted Earnings Per Share 2,990 10 117 2,863 Net Income 3,986 4 165 3,817 Pre-Tax Income 1,606 19 0 1,587 RD&E 5,740 (10) (76) 5,826 SG&A $10,957 $14 $85 $10,858 Gross Profit Operating (Non-GAAP) Retirement-related Adjustments** Acquisition-related Adjustments* GAAP $ in Millions, except EPS * Includes Amortization of Purchased Intangibles, In Process R&D, Severance Cost for Acquired employees, vacant space for acquired companies, deal costs ** Includes Retirement Related Interest Cost, Expected Return on Plan Assets, Recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance *** The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ACS 740, which employs an annual effective tax rate method to the results The above serves to reconcile the Non-GAAP financial information contained in the “1Q 2011 Financial Highlights,” “Key Financial Metrics” and “Expense Summary” discussion in the company’s earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplementary Materials GAAP to Operating (Non-GAAP) Bridge – 1Q 2010 6,441 40 (61) 6,462 Total Operating Expense & Other Income 917 (31) 34 914 Tax *** $2.00 ($0.03) $0.06 $1.97 Diluted Earnings Per Share 2,638 (45) 82 2,601 Net Income 3,556 (76) 116 3,515 Pre-Tax Income 1,539 30 0 1,509 RD&E 5,626 10 (61) 5,677 SG&A $9,996 ($35) $55 $9,976 Gross Profit Operating (Non-GAAP) Retirement-related Adjustments** Acquisition-related Adjustments* GAAP $ in Millions, except EPS * Includes Amortization of Purchased Intangibles, In Process R&D, Severance Cost for Acquired employees, vacant space for acquired companies, deal costs ** Includes Retirement Related Interest Cost, Expected Return on Plan Assets, Recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance *** The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ACS 740, which employs an annual effective tax rate method to the results The above serves to reconcile the Non-GAAP financial information contained in the “3Q 2010 Financial Highlights,” “Key Financial Metrics” and “Expense Summary” discussion in the company’s earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplementary Materials $15.7 Free Cash Flow (excluding GF Receivables) (4.1) Net Capital Expenditures 12 months ended 3/31/11 19.8 Net Cash from Operations (excluding GF Receivables) (0.9) Less: Global Financing Receivables $18.9 Net Cash from Operations $ in Billions Reconciliation of Free Cash Flow (excluding GF Receivables) The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics” discussion in the company’s earnings presentation. See Slide 26 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplementary Materials Reconciliation of Revenue Growth @CC As Rptd 14% (5%) 9% 33% 53% 19% 14% 16% 11% 11% 12% 6% 20% 5% 15% 36% 54% 22% 17% 20% 18% 16% 19% 7% Asia Pacific, other than Japan Japan Canada China Russia Growth Markets Systems and Technology Storage Hardware Software Global Technology Services Outsourcing Integrated Technology Services (ITS) Total Services Outsourcing Global Business Services – North America 1Q11 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography,” “Services Segments” and “Systems and Technology Segment” discussion in the company’s earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplementary Materials Reconciliation of Revenue Growth 2 pts 5 pts Global Technology Services Outsourcing @CC As Rptd 1Q11 Yr/Yr vs. 4Q10 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Services Segments” discussion in the company’s earnings presentation. The above reconciles the sequential change from 4Q10 to 1Q11. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

(1 pt) 0 pts (1 pt) Currency (5 pts) 0 pts (5 pts) Acquisitions 1 pt 1 pt 1 pt Base Operating Expense & Other Income (1 pt) 0 pts (1 pt) Currency (4 pts) 0 pts (4 pts) Acquisitions SG&A (1 pt) 0 pts (1 pt) Currency (3 pts) 1 pt (4 pts) Acquisitions 2 pts 0 pts 2 pts Base RD&E (4 pts) 0 pts (4 pts) Base Operating (Non-GAAP) Non-GAAP Adjustments GAAP Non-GAAP Supplementary Materials Reconciliation of Yr/Yr Expense Drivers The above serves to reconcile the Non-GAAP financial information contained in the “Expense Summary” discussion in the company’s earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplementary Materials Reconciliation of Segment Pre-Tax Income/Margin Growth 29% 44% (18%) $329M 2.2 pts 3.4 pts (8.6 pts) 8.6 pts As Rptd 19 pts 24 pts 3 pts $38M 1.7 pts 1.8 pts 1.1 pts 1.2 pts Workforce Rebalancing 0 pts 0 pts (30 pts) $0 0 pts 0 pts (10.2 pts) 0 pts PLM Gain Normalized 10% 19% 9% $291M 0.5 pts 1.5 pts 0.6 pts 7.5 pts Pre-Tax Income Growth Global Technology Services Global Business Services Software Systems & Technology Pre-Tax Margin Growth Global Technology Services Global Business Services Software Systems & Technology 1Q11 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Services Segments,” “Software Segment” and “Systems & Technology Segment” discussion in the company’s earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Reconciliation of Debt-to-Capital Ratio 18% 54% 1Q10 23% 55% FY10 1Q11 25% 27% Non-Global Financing Debt / Capital IBM Consolidated Debt / Capital The above serves to reconcile the Non-GAAP financial information contained in the “Balance Sheet Summary” discussion regarding the non-Global Financing debt to capital ratio in the company’s earnings presentation. See Slide 26 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplementary Materials Supplemental Materials

* Includes Amortization of Purchased Intangibles, In Process R&D, Severance Cost for Acquired employees, vacant space for acquired companies, deal costs ** Includes Retirement Related Interest Cost, Expected Return of Plan Assets, Recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance Non-GAAP Supplementary Materials Reconciliation of Operating EPS Bridge 1Q10 to 1Q11 The above serves to reconcile the Non-GAAP financial information contained in the “Operating EPS Bridge – 1Q10 to 1Q11” discussion in the company’s earnings presentation. See Slide 25 of this presentation for additional information on the use of these Non-GAAP financial measures. $2.41 $0.01 $0.09 $2.31 1Q11 EPS 0.15 - 0.01 0.14 Share repurchases 0.11 0.04 0.02 0.05 Margin expansion 0.15 - - 0.15 Revenue growth @ actual $2.00 ($0.03) $0.06 $1.97 1Q10 EPS Operating (Non-GAAP) Retirement-related adjustments** Acquisition- related adjustments* GAAP Supplemental Materials

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